Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Michael D. Peduzzi, CPA Chief Financial Officer

MID PENN BANCORP, INC. REPORTS FIRST QUARTER 2019 EARNINGS

AND DECLARES INCREASED QUARTERLY DIVIDEND

April 25, 2019 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ: MPB), the parent company of Mid Penn Bank (the “Bank”), today reported net income to common shareholders (earnings) for the quarter ended March 31, 2019 of $4,077,000 or $0.48 per common share basic and diluted, compared to earnings of $1,004,000 or $0.17 per common share basic and diluted for the quarter ended March 31, 2018. Adjusted earnings for the three months ended March 31, 2018, when excluding the after-tax impact of $1,694,000 of merger and acquisition expenses (with such adjusted earnings being a non-GAAP measure), were $2,424,000 or $0.41 per share basic and diluted.  Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Measures (Unaudited)” for a discussion of our use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended March 31, 2019 and 2018 and other periods.  The merger and acquisition expenses recorded in the first quarter of 2018 resulted from (i) Mid Penn’s legal closing of its acquisition of The Scottdale Bank & Trust Company (“Scottdale”) on January 8, 2018, and (ii) Mid Penn entering into a merger agreement with First Priority Financial Corp. (“First Priority”) on January 16, 2018.  The First Priority acquisition legally closed on July 31, 2018.  No merger and acquisition expenses were recorded in the first quarter of 2019.

Tangible book value per common share, a non-GAAP measure that is regularly reported in the banking industry and the most directly comparable non-GAAP measure to book value per share, favorably increased to $18.64 as of March 31, 2019, compared to $18.10 as of December 31, 2018, and $18.21 as of March 31, 2018.  Mid Penn’s book value per share increased to $26.88 at March 31, 2019, compared to $26.38 as of December 31, 2018, and $22.72 at March 31, 2018.

Mid Penn also reported total assets of $2,147,817,000 as of March 31, 2019, reflecting an increase of $69,836,000 or 3 percent compared to total assets of $2,077,981,000 as of December 31, 2018, and an increase of $756,600,000 or 54 percent compared to total assets of $1,391,217,000 as of March 31, 2018.  Asset growth during the first quarter of 2019 was primarily attributable to (i) net organic loan growth, (ii) an increase in liquid assets primarily from demand deposit growth, and (iii) Mid Penn’s recording of operating and finance lease right of use assets as a result of its adoption of Accounting Standard Codification (ASC) 842 – Leases effective January 1, 2019, which required adopting entities to record a right of use asset and related liability for leases of property or equipment.

A significant portion of the asset growth in the twelve months ending March 31, 2019 resulted from assets Mid Penn acquired from First Priority effective July 31, 2018.  In general, the results of operations and the financial condition as of and for the periods ended March 31, 2019, as compared to prior periods and certain period-end dates in 2018, have been materially impacted by Mid Penn’s acquisition of First Priority which closed on July 31, 2018, and the Scottdale acquisition which closed January 8, 2018.

Mid Penn also reported that its Board of Directors, at a meeting held on April 24, 2019, declared a quarterly dividend per common share of $0.18 payable on May 27, 2019 to shareholders of record as of May 8, 2019.  The regular dividend was increased to $0.18 per share as compared to $0.15 per share, which was the regular dividend in the previous four quarters.

PRESIDENT’S STATEMENT

This earnings report reflects the excellent work by our entire Mid Penn team to grow the Bank and increase shareholder return by successfully integrating our 2018 acquisitions, and maintaining our focus on establishing and nurturing highly-qualitative relationships with commercial, retail, and wealth management customers.  Mid Penn's operating results for the first quarter of 2019, compared to the same period in 2018, reflect a 17 percent accretion in merger-adjusted earnings per share, reflecting both the expected benefits of our 2018 acquisitions, and our continued successful organic core banking growth.

We are pleased to share this increased income with our shareholders as our Board of Directors increased our regular quarterly dividend from $0.15 per share as paid during 2018, to $0.18 per share.  We are confident that the impact of our core growth and acquisitions will continue to have accretive benefits as we further implement new business development and overhead management activities.

As we continue to manage the longer-term integration of our 2018 acquisitions in our commercial and retail banking functions, we also are focused on growing our noninterest income sources.  During the first quarter of 2019, we invested in expanding Mid Penn’s mortgage origination capabilities in the southeastern Pennsylvania market, and continued to expand our wealth management revenues and assets under management.  We also continue to evaluate our delivery channels to provide our customers with a continuously improving banking experience. On April 3, 2019, we announced that we had received regulatory approval to relocate our Allentown Boulevard branch to a significantly improved location on Jonestown Road in Lower Paxton Township, Pennsylvania.  We are excited to serve both our existing and new customers in this new facility.

We are dedicated to building on the positive momentum generated by our two successful acquisitions in 2018, and the positive earnings growth reflected by our performance for the first quarter of 2019, and remain focused on successfully growing our core banking business and profitability to further increase our shareholders’ value and returns.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

Net interest income was $17,306,000 for the three months ended March 31, 2019, an increase of $6,428,000 or 59 percent compared to net interest income of $10,878,000 for the three months ended March 31, 2018.  The primary source of the revenue growth was an increase in interest and fees on loans, as total loans increased $639,548,000 or over 63 percent since March 31, 2018.  The substantial year-over-year increase in total loans outstanding was comprised of organic loan growth of $160,852,000 and $478,696,000 of loans acquired from First Priority. Net interest income for the first quarter of 2019 decreased by $425,000 compared to the fourth quarter of 2018 as increases in both the volume and costs of deposits, particularly money market accounts, more than offset interest income increases from both loan growth and increasing yields on interest-earning assets.  The increase in the cost of funds for the first quarter of 2019, compared to previous quarters in 2018, was in response to the four 0.25% Federal Open Market Committee (“FOMC”) rate increases during 2018, which increased deposit and short-term borrowing rates for liquidity management.

For the three months ended March 31, 2019, Mid Penn’s tax-equivalent net interest margin was 3.70% compared to 3.52% for the three months ended March 31, 2018, as year-over-year increases in yields on interest-earning assets and growth in noninterest-bearing deposits more than offset the impact of both (i) the rising cost of both deposit and borrowed funds as a result of the FOMC rate increases in 2018, and (ii) the higher volume of wholesale funding sources, including the assumption of some higher-cost brokered time deposits and subordinated debt in the First Priority acquisition, and certain short-term borrowings added during the fourth quarter for 2018, to fund anticipated near-term loan growth, and to support liquidity and interest rate management.

Noninterest Income

During the three months ended March 31, 2019 noninterest income totaled $2,049,000, an increase of $402,000 or 24 percent, compared to noninterest income of $1,647,000 for the three months ended March 31, 2018.

Income from fiduciary activities was $359,000 for the three months ended March 31, 2019, an increase of $119,000 or over 49 percent, compared to fiduciary income of $240,000 for the three months ended March 31, 2018. These additional revenues were attributed to continued growth in trust assets under management, and increased sales of retail investment products, as a result of successful business development efforts by Mid Penn’s trust and wealth management team.

Mortgage banking income was $437,000 for the three months ended March 31, 2019, an increase of $281,000 or 180 percent compared to the three months ended March 31, 2018. Longer-term mortgage interest rates have declined since March 31, 2018, resulting in a higher level of mortgage originations and sales during the first quarter of 2019 when compared to the same period in 2018.  Additionally, Mid Penn expanded its team of residential mortgage originators in southeastern Pennsylvania during the first quarter of 2019, contributing to the larger volume of mortgage loans originated and sold in the three months ended March 31, 2019.

ATM debit card interchange income was $334,000 for the three months ended March 31, 2019, an increase of $69,000 or over 26 percent compared to interchange income of $265,000 for the three months ended March 31, 2018. The increase resulted from both increasing card-based transaction volume, as well as new demand deposit accounts, including those acquired in the First Priority and Scottdale transactions in 2018.

Other income was $330,000 for the three months ended March 31, 2019, an increase of $44,000 compared to other income of $286,000 for the three months ended March 31, 2018.  The increase in other income was primarily driven by increases in wire transfer fees and other service fees.

Net gains on sales of SBA loans was $202,000 for the three months ended March 31, 2019, a decrease of $55,000 when compared to the same period in 2018.  Increased interest rates on SBA loans, and tighter market pricing on secondary market sales yields, resulted in lower levels of loan sales and related gains in the first quarter of 2019 versus the same period in the prior year.

Net gains on sales of securities were $7,000 for the three months ended March 31, 2019, a decrease of $91,000 compared to net gains on sales of securities of $98,000 for the three months ended March 31, 2018. During the first quarter of 2018, some investment securities acquired from Scottdale were subsequently sold at gains to ensure that the overall portfolio was in alignment with Mid Penn’s investment management objectives.  The volume of investment sales, and realized gains, were much less in the first quarter of 2019.

Noninterest Expense

Noninterest expense for the three months ended March 31, 2019 totaled $14,303,000, an increase of $3,120,000 or 28 percent compared to noninterest expenses of $11,183,000 for the three months ended March 31, 2018.  The significant increase in noninterest expense was driven by continued franchise expansion which occurred in the twelve months following March 31, 2018, including the acquisition of First Priority in July 2018, and efforts to drive organic loan growth and fee-based activities, particularly the expansion of Mid Penn’s mortgage banking division in the southeastern Pennsylvania market.

Salaries and employee benefits expenses were $7,759,000 during the three months ended March 31, 2019, an increase of $2,695,000 or 53 percent, versus the same period in 2018, with the increase primarily attributable to (i) the retail staff additions at the eight retail locations added through the First Priority acquisition, effective July 31, 2018, (ii) the back-office and loan originator staff additions as a result of the expansion of the mortgage banking division, and (iii) the addition of commercial lending and credit administration personnel and other staff additions in alignment with Mid Penn’s core banking growth.

Occupancy expenses increased $604,000 or 76 percent during the first three months of 2019 compared to the same period in 2018.  Similarly, equipment expense increased $219,000 or 54 percent during the three months ended March 31, 2019 compared to the three months ended March 31, 2018.  These increases were driven by (i) the facility operating costs and increased depreciation expense for building, furniture, and equipment associated with the addition of the acquired First Priority offices and the opening of the Pillow branch office in the second half of 2018, and (ii) depreciation and occupancy costs related to Mid Penn’s acquisition and renovation of certain administrative, operations, and training facilities in Dauphin County, Pennsylvania after March 31, 2018, to support recent and future expansion of the franchise.

FDIC assessment expense was $359,000 for the three months ended March 31, 2019, an increase of $131,000 or 57 percent compared to $228,000 for the three months ended March 31, 2018.  The increase in assessment expense generally reflects the larger total asset profile upon which the assessment is based.

Legal and professional fees for the three months ended March 31, 2019 increased by $198,000 or 88 percent compared to the same period in 2018 due to increased third-party services for audit, information technology, and human resources services.

Software licensing and utilization costs were $848,000 during the three months ended March 31, 2019, an increase of $163,000 or 24 percent compared to $685,000 for the three months ended March 31, 2018. The increase is a result of additional costs to license (i) all of the First Priority locations, the new Pillow branch, and the expanded mortgage banking division, (ii) upgrades to internal systems to enhance data management and storage capabilities given the larger company profile, and (iii) increases in certain core processing fees as our customer base and transaction volume continue to grow.

Intangible amortization increased from $248,000 during the three months ended March 31, 2018 to $363,000 during the same period in 2019 due to the core deposit intangible asset added from the First Priority acquisition in July 2018 which, similar to other core deposit intangible assets previously recorded, is being amortized using the sum of the years’ digit method over a ten year period.

Other expenses were $2,059,000 during the three months ended March 31, 2019, an increase of $733,000 or 55 percent compared to other expense of $1,326,000 for the same period in 2018.  As the First Priority acquisition and organic growth have increased the organization’s geographic profile and employee base, several categories within other expense experienced increases, including insurance costs, charitable donations, stationary and supplies, printing, loan collection costs, and directors’ fees.

No merger expenses were recorded during the first quarter of 2019, while during the three months ended March 31, 2018, merger and acquisition expenses were $1,694,000 and included investment banking fees, merger-related legal and professional fees, severance costs, and information technology conversion/termination costs incurred in connection with the acquisitions of First Priority and Scottdale.

Pennsylvania bank shares tax expense decreased $35,000, or over 20 percent, from $171,000 for the three months ended March 31, 2018 to $136,000 for the same period in 2019, primarily due to the timing of charitable donations made during the first quarter of 2019 which resulted in Pennsylvania bank shares tax credits.  Similar credits were not recognized during the three months ended March 31, 2018.

FINANCIAL CONDITION

Loans

Total loans at March 31, 2019 were $1,646,686,000 compared to $1,624,067,000 at December 31, 2018, an increase of $22,619,000 or over 1 percent since year-end 2018.  The majority of the growth was due to both commercial and industrial financing, and commercial real estate credits.

Deposits

Total deposits increased $58,154,000 or 3 percent, from $1,726,026,000 at December 31, 2018 to $1,784,180,000 at March 31, 2019 due to both retail branch deposit growth and cash management sales efforts.  In addition to Mid Penn repricing certain deposits to retain existing customer relationships given significant increases in market competition and pricing for deposits, many new customers in Mid Penn’s acquired markets have opened money market and time deposits accounts.

Investments

Mid Penn’s portfolio of held-to-maturity securities decreased over 3 percent to $162,791,000 as of March 31, 2019, as compared to $168,370,000 as of December 31, 2018 (held-to-maturity investments are recorded at amortized cost), primarily from principal repayments on mortgage-backed securities.  Mid Penn’s total available-for-sale securities portfolio decreased $10,391,000 or 9 percent, from $111,923,000 at December 31, 2018 to $101,532,000 at March 31, 2019 due to both mortgage-backed securities repayments and certain investment sales related to portfolio interest rate management strategies.

Capital

Shareholders’ equity increased by $4,228,000 or over 1 percent from $223,209,000 as of December 31, 2018 to $227,437,000 as of March 31, 2019. The increase in shareholders’ equity reflects both (i) the growth in retained earnings through year-to-date net income available to common shareholders, net of dividends paid in the first quarter of 2019, and (ii) the year-to-date increase, on an after-tax basis, in the market value of the available-for-sale investment portfolio given the continued flattening middle-section and long-end of the treasury yield curve (as the FOMC indicated a pause in future rate hikes).  Regulatory capital ratios for both Mid Penn and its banking subsidiary continued to exceed regulatory “well-capitalized” levels at both March 31, 2019 and 2018.

ASSET QUALITY

Total nonperforming assets were $7,517,000 at March 31, 2019, a significant decrease compared to nonperforming assets of $12,283,000 at December 31, 2018, and $13,615,000 at March 31, 2018. The ratio of nonperforming assets to the total of loans plus other real estate assets was 0.46% as of March 31, 2019, compared to 0.76% as of December 31, 2018, and 1.35% as of March 31, 2018.  The decrease was primarily due to the successful workout and repayment of a nonaccrual commercial credit relationship totaling $4,302,000 during the first quarter of 2019.

The allowance for loan and lease losses as a percentage of total loans was 0.52% at March 31, 2019, compared to 0.52% at December 31, 2018, and 0.76% at March 31, 2018.  Mid Penn had net loan charge-offs of $20,000 and $65,000 for the three months ended March 31, 2019 and 2018, respectively.  Loan loss reserves as a percentage of nonperforming loans were 119% at March 31, 2019, compared to 75% at December 31, 2018, and 60% at March 31, 2018.  The increase in the loan loss reserves as a percentage of nonperforming loans at March 31, 2019 as compared to March 31, 2018 was a result of both the year-over-year decrease in nonperforming loans, and the favorable impact of acquired loans from First Priority not having a notable volume of nonperforming assets.

Based upon management’s evaluation of the adequacy of the loan and lease loss allowance, a loan loss provision of $125,000 was recorded for the three months ended March 31, 2019 and 2018.  Management believes, based on information currently available, that the allowance for loan and lease losses of $8,502,000 is adequate as of March 31, 2019 to cover probable and estimated loan losses in the portfolio.

FINANCIAL HIGHLIGHTS (Unaudited):

(Dollars in thousands, except	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
per share data)	2019	2018	2018	2018	2018

Cash and cash equivalents	$86,968	$40,065	$62,085	$39,407	$59,175
Investment securities	264,323	280,293	282,048	265,012	253,635
Loans	1,646,686	1,624,067	1,567,286	1,036,479	1,007,138
Allowance for loan and lease losses	(8,502)	(8,397)	(8,229)	(8,189)	(7,666)
Net loans	1,638,184	1,615,670	1,559,057	1,028,290	999,472
Goodwill and other intangibles	69,665	70,061	70,475	27,985	27,654
Other assets	88,677	71,892	70,615	54,953	51,281
Total assets	$2,147,817	$2,077,981	$2,044,280	$1,415,647	$1,391,217

Noninterest-bearing deposits	$290,902	$269,870	$271,142	$207,013	$195,330
Interest-bearing deposits	1,493,278	1,456,156	1,491,323	1,029,505	1,017,093
Total deposits	1,784,180	1,726,026	1,762,465	1,236,518	1,212,423
Borrowings and subordinated debt	113,661	118,206	46,923	29,583	29,632
Other liabilities	22,539	10,540	13,057	7,771	10,038
Shareholders' equity	227,437	223,209	221,835	141,775	139,124
Total liabilities and shareholders' equity	$2,147,817	$2,077,981	$2,044,280	$1,415,647	$1,391,217

Book Value per Common Share	$26.88	$26.38	$25.83	$23.15	$22.72
Tangible Book Value per Common Share *	$18.64	$18.10	$17.50	$18.58	$18.21

* Non-GAAP measure; see Reconciliation of Non-GAAP Measures

OPERATING HIGHLIGHTS (Unaudited):

	Three Months Ended
(Dollars in thousands, except	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
per share data)	2019	2018	2018	2018	2018

Interest income	$22,866	$22,371	$19,583	$13,720	$12,980
Interest expense	5,560	4,640	3,672	2,306	2,102
Net Interest Income	17,306	17,731	15,911	11,414	10,878
Provision for loan and lease losses	125	275	100	—	125
Noninterest income	2,049	2,091	2,165	1,559	1,647
Noninterest expense	14,303	13,982	15,264	9,742	11,183
Income before provision for income taxes	4,927	5,565	2,712	3,231	1,217
Provision for income taxes	850	916	548	452	213
Net income	4,077	4,649	2,164	2,779	1,004
Preferred stock dividends	—	64	38	—	—
Net income available to common shareholders	$4,077	$4,585	$2,126	$2,779	$1,004

Basic Earnings per Common Share	$0.48	$0.54	$0.28	$0.45	$0.17
Return on Average Equity	7.35%	8.19%	4.26%	7.90%	2.78%

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2019	2018	2018	2018	2018
Tier 1 Capital (to Average Assets)	7.8%	8.0%	7.7%	8.4%	8.5%
Common Tier 1 Capital (to Risk Weighted Assets)	9.9%	10.0%	10.1%	11.4%	11.6%
Tier 1 Capital (to Risk Weighted Assets)	9.9%	10.0%	10.1%	11.4%	11.6%
Total Capital (to Risk Weighted Assets)	12.2%	12.3%	12.4%	13.8%	14.1%

RECONCILIATION OF NON-GAAP MEASURES (Unaudited:)

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is our book value.  We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.  Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.   We believe earnings per share excluding the after-tax impact of merger-related expenses provides important supplemental information in evaluating Mid Penn’s operating results because these charges are not incurred as a result of ongoing operations.  Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances or non-deductible portions of the non-GAAP adjustments. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Mid Penn’s results and financial condition as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding Mid Penn’s ongoing operating results. This supplemental presentation should not be construed as an inference that Mid Penn’s future results will be unaffected by similar adjustments to be determined in accordance with GAAP.

Tangible Book Value Per Share

(Dollars in thousands, except	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
per share data)	2019	2018	2018	2018	2018

Shareholder's Equity	$227,437	$223,209	$221,835	$141,775	$139,124
Less: Preferred Stock	—	—	3,404	—	—
Less: Goodwill	62,840	62,840	62,767	23,107	22,528
Less: Core Deposit and Other Intangibles	6,825	7,221	7,708	4,879	5,126
Tangible Equity	$157,772	$153,148	$147,956	$113,789	$111,470

Common Shares Issued and Outstanding	8,462,431	8,459,918	8,457,023	6,124,517	6,122,717

Tangible Book Value per Share	$18.64	$18.10	$17.50	$18.58	$18.21

Adjusted Earnings Per Common Share Excluding Non-Recurring Expenses

(Dollars in thousands, except	Three Months Ended
per share data)	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Net Income Available to Common Shareholders	$4,077	$4,585	$2,126	$2,779	$1,004
Plus: Merger and Acquisition Expenses	—	(164)	3,038	222	1,694
Less: Tax Effect of Merger and Acquisition Expenses	—	(35)	576	(3)	274
Net Income Excluding Non-Recurring Expenses	$4,077	$4,456	$4,588	$3,004	$2,424

Weighted Average Shares Outstanding - denominator	8,460,002	8,457,054	7,695,469	6,122,757	5,974,949

Adjusted Earnings Per Common Share Excluding Non-Recurring Expenses	$0.48	$0.53	$0.60	$0.49	$0.41

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands, except share data)	March 31, 2019	December 31, 2018	March 31, 2018
ASSETS
Cash and due from banks	$35,573	$24,600	$20,866
Interest-bearing balances with other financial institutions	5,049	4,572	5,346
Federal funds sold	46,346	10,893	32,963
Total cash and cash equivalents	86,968	40,065	59,175

Investment securities available for sale, at fair value	101,532	111,923	122,342
Investment securities held to maturity, at amortized cost
(fair value $163,723, $166,582, and $128,352)	162,791	168,370	131,293
Loans held for sale	4,050	1,702	1,348
Loans and leases, net of unearned interest	1,646,686	1,624,067	1,007,138
Less: Allowance for loan and lease losses	(8,502)	(8,397)	(7,666)
Net loans and leases	1,638,184	1,615,670	999,472

Bank premises and equipment, net	23,881	25,303	20,015
Bank premises and equipment held for sale	1,274	—	—
Operating lease right of use asset	11,249	—	—
Finance lease right of use asset	3,582	—	—
Cash surrender value of life insurance	16,769	16,691	13,106
Restricted investment in bank stocks	5,933	6,646	2,759
Foreclosed assets held for sale	350	1,017	745
Accrued interest receivable	8,527	8,244	5,079
Deferred income taxes	4,018	4,696	3,821
Goodwill	62,840	62,840	22,528
Core deposit and other intangibles, net	6,825	7,221	5,126
Other assets	9,044	7,593	4,408
Total Assets	$2,147,817	$2,077,981	$1,391,217
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$290,902	$269,870	$195,330
Interest-bearing demand	397,959	384,834	355,939
Money Market	414,503	375,648	270,489
Savings	195,226	209,345	174,920
Time	485,590	486,329	215,745
Total Deposits	1,784,180	1,726,026	1,212,423

Short-term borrowings	35,000	43,100	—
Long-term debt	51,585	48,024	12,297
Subordinated debt	27,076	27,082	17,335
Operating lease liability	12,428	—	—
Accrued interest payable	2,921	2,262	922
Other liabilities	7,190	8,278	9,116
Total Liabilities	1,920,380	1,854,772	1,252,093

Shareholders' Equity:
Common stock, par value $1.00; authorized 10,000,000 shares;
8,462,431, 8,459,918, and 6,122,717 shares issued and outstanding at
March 31, 2019, December 31, 2018 and March 31, 2018, respectively	8,462	8,460	6,123
Additional paid-in capital	177,704	177,565	103,382
Retained earnings	41,842	39,562	33,525
Accumulated other comprehensive loss	(571)	(2,378)	(3,906)
Total Shareholders’ Equity	227,437	223,209	139,124
Total Liabilities and Shareholders' Equity	$2,147,817	$2,077,981	$1,391,217

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended March 31,
	2019	2018
INTEREST INCOME
Interest and fees on loans and leases	$21,078	$11,337
Interest on interest-bearing balances	30	9
Interest on federal funds sold	68	168
Interest and dividends on investment securities:
U.S. Treasury and government agencies	893	752
State and political subdivision obligations, tax-exempt	619	542
Other securities	178	172
Total Interest Income	22,866	12,980
INTEREST EXPENSE
Interest on deposits	4,586	1,780
Interest on short-term borrowings	232	12
Interest on long-term and subordinated debt	742	310
Total Interest Expense	5,560	2,102
Net Interest Income	17,306	10,878
PROVISION FOR LOAN AND LEASE LOSSES	125	125
Net Interest Income After Provision for Loan and Lease Losses	17,181	10,753
NONINTEREST INCOME
Income from fiduciary activities	359	240
Service charges on deposits	217	203
Net gain on sales of investment securities	7	98
Earnings from cash surrender value of life insurance	78	64
Mortgage banking income	437	156
ATM debit card interchange income	334	265
Merchant services income	85	78
Net gain on sales of SBA loans	202	257
Other income	330	286
Total Noninterest Income	2,049	1,647
NONINTEREST EXPENSE
Salaries and employee benefits	7,759	5,064
Occupancy expense, net	1,401	797
Equipment expense	627	408
Pennsylvania bank shares tax expense	136	171
FDIC Assessment	359	228
Legal and professional fees	422	224
Marketing and advertising expense	179	189
Software licensing and utilization	848	685
Telephone expense	154	147
(Gain) loss on sale or write-down of foreclosed assets	(4)	2
Intangible amortization	363	248
Merger and acquisition expense	—	1,694
Other expenses	2,059	1,326
Total Noninterest Expense	14,303	11,183
INCOME BEFORE PROVISION FOR INCOME TAXES	4,927	1,217
Provision for income taxes	850	213
NET INCOME	$4,077	$1,004

PER COMMON SHARE DATA:
Basic and Diluted Earnings Per Common Share	$0.48	$0.17
Cash Dividends Paid	$0.25	$0.25

NET INTEREST MARGIN (Unaudited):

	Average Balances, Income and Interest Rates on a Taxable Equivalent Basis
	For the Three Months Ended
(Dollars in thousands)	March 31, 2019				March 31, 2018
	Average			Average	Average			Average
	Balance	Interest		Rates	Balance	Interest		Rates
ASSETS:
Interest Bearing Balances	$6,162	$30		1.97%	$3,792	$9		0.96%
Investment Securities:
Taxable	165,461	989		2.42%	153,515	838		2.21%
Tax-Exempt	107,718	784	(a)	2.95%	95,419	687	(a)	2.92%
Total Securities	273,179	1,773		2.63%	248,934	1,525		2.48%

Federal Funds Sold	11,294	68		2.44%	44,430	168		1.53%
Loans and Leases, Net	1,629,480	21,162	(b)	5.27%	977,832	11,397	(b)	4.73%
Restricted Investment in Bank Stocks	5,987	82		5.55%	2,924	86		11.93%
Total Earning Assets	1,926,102	23,115		4.87%	1,277,912	13,185		4.18%

Cash and Due from Banks	28,178				34,721
Other Assets	138,249				66,605
Total Assets	$2,092,529				$1,379,238

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing Demand	$382,478	853		0.90%	$363,345	493		0.55%
Money Market	387,525	1,463		1.53%	255,095	494		0.79%
Savings	200,714	176		0.36%	168,363	75		0.18%
Time	487,567	2,094		1.74%	207,558	718		1.40%
Total Interest-bearing Deposits	1,458,284	4,586		1.28%	994,361	1,780		0.73%

Short-term Borrowings	34,491	232		2.73%	3,039	12		1.60%
Long-term Debt	48,125	354		2.98%	12,324	75		2.47%
Subordinated Debt	27,079	388		5.81%	17,334	235		5.50%
Total Interest-bearing Liabilities	1,567,979	5,560		1.44%	1,027,058	2,102		0.83%

Noninterest-bearing Demand	276,673				191,964
Other Liabilities	22,970				13,887
Shareholders' Equity	224,907				146,329
Total Liabilities & Shareholders' Equity	$2,092,529				$1,379,238

Net Interest Income (taxable equivalent basis)		$17,555				$11,083
Taxable Equivalent Adjustment		(249)				(205)
Net Interest Income		$17,306				$10,878

Total Yield on Earning Assets				4.87%				4.18%
Rate on Supporting Liabilities				1.44%				0.83%
Average Interest Spread				3.43%				3.35%
Net Interest Margin				3.70%				3.52%

(a)  Includes tax-equivalent adjustments on interest from tax-free municipal securities of $165,000 and $145,000 for the three months ended March 31, 2019 and 2018, respectively. Tax-equivalent adjustments were calculated using statutory tax rate of 21% at March 31, 2019 and 2018.

(b)  Includes tax-equivalent adjustments on interest from tax-free municipal loans of $84,000 and $60,000 for the three months ended March 31, 2019 and 2018, respectively. Tax-equivalent adjustments were calculated using statutory tax rate of 21% at March 31, 2019 and 2018.

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.  For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.